Exhibit 99.1

CMS Energy Announces Strong 2021 Results and Raises 2022 Adjusted EPS Guidance

JACKSON, Mich., Feb. 3, 2022 – CMS Energy announced today reported earnings per share of $4.66 for 2021, compared to $2.64 per share for 2020. The company’s adjusted earnings per share were $2.65 for 2021, compared to $2.47 per share for 2020. CMS Energy also recently announced the increase of its annual dividend by 10 cents per share to $1.84 for 2022.

CMS Energy raised its 2022 adjusted earnings guidance to $2.85 to $2.89 per share, from $2.85 to $2.87 per share* (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end of the adjusted EPS growth range.

“CMS Energy is well positioned for continued success following a strong year of execution in 2021 and the announcement of an updated 5-year customer investment plan of $14.3 billion,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “We continue to demonstrate our commitment, delivering across the Triple Bottom Line of People, Planet and Profit, to serve our customers, communities and investors.”

CMS Energy (NYSE: CMS) is a Michigan-based energy company featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2021 year-end results and provide a business and financial outlook on February 3 at 9:30 a.m. (EST). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to CMS Enterprises’ interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at cmsenergy.com.

To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contact: Katie Carey, 517-740-1739

Investment Analyst Contact: Travis Uphaus, 517-817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/21	12/31/20	12/31/21	12/31/20
Operating revenue	$2,033	$1,727	$7,329	$6,418

Operating expenses	1,829	1,420	6,183	5,188

Operating Income	204	307	1,146	1,230

Other income (expense)	41	(15)	177	84

Interest charges	126	127	500	505

Income Before Income Taxes	119	165	823	809

Income tax expense	5	27	95	115

Income From Continuing Operations	114	138	728	694

Income from discontinued operations, net of tax	520	24	602	58

Net Income	634	162	1,330	752

Income (loss) attributable to noncontrolling interests	(5)	4	(23)	(3)

Net Income Attributable to CMS Energy	639	158	1,353	755

Preferred stock dividends	2	-	5	-

Net Income Available to Common Stockholders	$637	$158	$1,348	$755

Basic Earnings Per Average Common Share
Income from continuing operations per average common share available to common stockholders	$0.40	$0.47	$2.58	$2.45
Income from discontinued operations per average common share available to common stockholders	1.80	0.08	2.08	0.20
Basic earnings per average common share	$2.20	$0.55	$4.66	$2.65

Diluted Earnings Per Average Common Share
Income from continuing operations per average common share available to common stockholders	$0.40	$0.47	$2.58	$2.44
Income from discontinued operations per average common share available to common stockholders	1.80	0.08	2.08	0.20
Diluted earnings per average common share	$2.20	$0.55	$4.66	$2.64

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	12/31/21	12/31/20
Assets
Current assets
Cash and cash equivalents	$452	$32
Restricted cash and cash equivalents	24	17
Assets held for sale	19	429
Other current assets	2,132	1,926
Total current assets	2,627	2,404
Non-current assets
Plant, property, and equipment	22,352	21,017
Assets held for sale	-	2,680
Other non-current assets	3,774	3,565
Total Assets	$28,753	$29,666

Liabilities and Equity
Current liabilities (1)
Liabilities held for sale	$-	$953
Other current liabilities	1,822	1,530
Total current liabilities	1,822	2,483
Non-current liabilities (1)
Liabilities held for sale	-	1,894
Other non-current liabilities	7,269	6,821
Total non-current liabilities	7,269	8,715
Capitalization
Debt, finance leases, and other financing (excluding securitization debt) (2)
Debt, finance leases, and other financing (excluding non-recourse and securitization debt)	12,200	12,083
Non-recourse debt	76	83
Total debt, finance leases, and other financing (excluding securitization debt)	12,276	12,166
Preferred stock and securities	224	-
Noncontrolling interests	557	581
Common stockholders' equity	6,407	5,496
Total capitalization (excluding securitization debt)	19,464	18,243
Securitization debt (2)	198	225
Total Liabilities and Equity	$28,753	$29,666

(1) Excludes debt, finance leases, and other financing.

(2) Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Twelve Months Ended
	12/31/21	12/31/20
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$185	$157

Net cash provided by operating activities (3)	1,819	1,276
Net cash used in investing activities	(1,233)	(2,867)
Cash flows from operating and investing activities	586	(1,591)
Net cash provided by (used in) financing activities	(295)	1,619

Total Cash Flows	$291	$28

End of Period Cash and Cash Equivalents, Including Restricted Amounts (4)	$476	$185

(3)	Includes the impact of a $531 million pension contribution in 2020.

(4)	In October 2021, CMS Energy sold EnerBank to Regions Bank. As a result, EnerBank's cash and cash equivalents are presented as assets held for sale on CMS Energy's consolidated balance sheets at December 31, 2020.

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/21	12/31/20	12/31/21	12/31/20
Net Income Available to Common Stockholders	$637	$158	$1,348	$755
Reconciling items:
Disposal of discontinued operations gain	(665)	-	(657)	-
Tax impact	145	-	143	-
Discontinued operations income	-	(32)	(115)	(76)
Tax impact	-	8	27	18
Other exclusions from adjusted earnings**	*	2	(1)	13
Tax impact	(*)	(1)	*	(3)
Loss on fleet impairment	29	-	29	-
Tax impact	(7)	-	(7)	-
Tax reform	-	-	-	(9)
Voluntary separation program	-	*	-	11
Tax impact	-	(*)	-	(3)

Adjusted net income – non-GAAP	$139	$135	$767	$706

Average Common Shares Outstanding
Basic	289.1	285.7	289.0	285.0
Diluted	289.7	286.9	289.5	286.3

Basic Earnings Per Average Common Share
Reported net income per average common share	$2.20	$0.55	$4.66	$2.65
Reconciling items:
Disposal of discontinued operations gain	(2.30)	-	(2.27)	-
Tax impact	0.50	-	0.49	-
Discontinued operations income	-	(0.11)	(0.39)	(0.26)
Tax impact	-	0.03	0.09	0.06
Other exclusions from adjusted earnings**	*	0.01	(*)	0.04
Tax impact	(*)	(*)	*	(0.01)
Loss on fleet impairment	0.10	-	0.10	-
Tax impact	(0.03)	-	(0.03)	-
Tax reform	-	-	-	(0.03)
Voluntary separation program	-	*	-	0.04
Tax impact	-	(*)	-	(0.01)

Adjusted net income per average common share – non-GAAP	$0.47	$0.48	$2.65	$2.48

Diluted Earnings Per Average Common Share
Reported net income per average common share	$2.20	$0.55	$4.66	$2.64
Reconciling items:
Disposal of discontinued operations gain	(2.30)	-	(2.27)	-
Tax impact	0.50	-	0.49	-
Discontinued operations income	-	(0.11)	(0.39)	(0.26)
Tax impact	-	0.03	0.09	0.06
Other exclusions from adjusted earnings**	*	0.01	(*)	0.04
Tax impact	(*)	(*)	*	(0.01)
Loss on fleet impairment	0.10	-	0.10	-
Tax impact	(0.03)	-	(0.03)	-
Tax reform	-	-	-	(0.03)
Voluntary separation program	-	*	-	0.04
Tax impact	-	(*)	-	(0.01)

Adjusted net income per average common share – non-GAAP	$0.47	$0.48	$2.65	$2.47

* Less than $0.5 million or $0.01 per share.

** Includes restructuring costs and unrealized gains or losses from mark-to-market adjustments recognized in net income related to CMS Enterprises' interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, changes in accounting principles, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments recognized in net income related to CMS Enterprises’ interest expense, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.